Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer and the Chief Financial Officer of Trex Company, Inc. (the “Company”), each hereby certifies that, on the date hereof:

(a) the Annual Report on Form 10-K of the Company for the Period Ended December 31, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 17, 2008	/S/ RONALD W. KAPLAN
Ronald W. Kaplan
President and Chief Executive Officer

Date: March 17, 2008	/S/ ANTHONY J. CAVANNA
Anthony J. Cavanna
Chief Financial Officer